UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective March 27, 2009 we amended our Collaborative Research and License Agreement dated March 28, 2001 with Campbell Soup Company to extend the collaborative period for an additional year, with three annual options of one year each that could further extend the collaboration.  During the extension period, we will continue to work with Campbell on the discovery and commercialization of new ingredients that improve the taste of wet soups and savory beverages.  Under the terms of the extension, Campbell has agreed to pay us incremental research funding. The potential milestone payment upon achievement of a certain research and development goal remains unchanged.  Upon commercialization, Campbell will make royalty payments based on sales of Campbell’s products using the new ingredients discovered under the agreement.

We intend to file the agreement with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the amendment at such time.  The press release dated March 30, 2009 announcing our entry into the amendment and describing certain of its material terms is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Senomyx, Inc. dated March 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/s/ DAVID BERGER
David Berger
Vice President, General Counsel and Corporate Secretary

Date: March 30, 2009

INDEX TO EXHIBITS

99.1         Press release of Senomyx, Inc. dated March 30, 2009.